                                                               FILED PURSUANT TO
                                                        RULE 424 (b) (3) AND (c)
                                                              FILE NO. 333-38528

                              CV THERAPEUTICS, INC.

                          $196,250,000 PRINCIPAL AMOUNT
             4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 7, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                ------------------------------------------------

         This Prospectus Supplement relates to resales by selling security holders of our 4 3/4% Convertible Subordinated Notes due March 7, 2007 and shares of our common stock into which the notes are convertible.

         This Prospectus Supplement should be read in conjunction with the Prospectus dated June 29, 2000, (the "Prospectus") which is to be delivered with this Prospectus Supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------






           The date of this Prospectus Supplement is August 22, 2000.

         The information in the table appearing in the Prospectus under the heading "Selling Security Holders" is superseded by the information appearing in the following table:


                                            PRINCIPAL AMOUNT   COMMON STOCK                     NOTES
                                                OF NOTES         ISSUABLE                       OWNED      COMMON STOCK
                                              BENEFICIALLY         UPON                         AFTER      OWNED AFTER
                                                OWNED AND       CONVERSION    COMMON STOCK   COMPLETION   COMPLETION OF
NAME                                           OFFERED(1)      OF THE NOTES      OFFERED     OF OFFERING     OFFERING
------------------------------------------  ----------------   ------------   ------------   -----------  -------------
AAM/Zazove Institutional Income Fund, L.P.   $      650,000         10,181         10,181            0               0
Aftra Health Fund                                   750,000         11,748         11,748            0               0
AL-Bank AL-Saudi AL-Alami Saudi
International Bank                                  750,000         11,748         11,748            0               0

AIG SoundShore Holdings Ltd.                      2,520,000         39,473         39,473            0               0
AIG SoundShore Opportunity Holding
Fund Ltd.                                         3,410,000         53,414         53,414            0               0
AIG SoundShore Strategic Holding Fund
Ltd.                                                977,000         15,303         15,303            0               0
Argent Classic Convertible Arbitrage
Fund L.P.                                         2,500,000         39,160         39,160            0               0
Argent Classic Convertible Arbitrage
Fund (Bermuda) L.P.                               3,000,000         46,992         46,992            0               0
Arthur D. Little Employee Investment
Fund                                                700,000         10,964         10,964            0               0
Aventis Pension Master Trust                        149,000          2,333          2,333            0               0
Bancroft Convertible Fund, Inc.                     250,000          3,916          3,916            0               0
The Bank of New York, as Trustee                  1,100,000         17,230         17,230            0               0
The Bank of New York, Trustee for
     Mark T. Ewing                                   50,000            783            783            0               0
Bankers Trust Co. Trustee for
     DaimlerChrysler Corp. Emp.#1
     Pension Plan dtd 4/1/89                      4,470,000         70,018         70,018            0               0
Bear Stearns & Co., Inc.                          1,000,000         15,664         15,664            0               0
BNP Arbitrage SNC                                11,250,000        176,221        176,221            0               0
BNP Cooper Neff Convertible
     Strategies Fund, L.P.                          750,000         11,748         11,748            0               0
Boilermaker-Blacksmith Pension Trust                870,000         13,627         13,627            0               0
Boulder II Limited                                1,500,000         23,496         23,496            0               0
Brown & Williamson Tobacco Master
Retirement Trust                                    250,000          3,916          3,916            0               0
CALAMOS Convertible Fund - CALAMOS
     Investment Trust                             1,100,000         17,230         17,230            0               0
CALAMOS Convertible Portfolio -
     CALAMOS Advisors Trust                          25,000            391            391            0               0
CALAMOS Global Growth and Income Fund
     - CALAMOS Investment Trust                     160,000          2,506          2,506            0               0
CALAMOS Growth and Income Fund -
     CALAMOS Investment Trust                       620,000          9,711          9,711            0               0


                                                           2.

                                            PRINCIPAL AMOUNT   COMMON STOCK                     NOTES
                                                OF NOTES         ISSUABLE                       OWNED      COMMON STOCK
                                              BENEFICIALLY         UPON                         AFTER      OWNED AFTER
                                                OWNED AND       CONVERSION    COMMON STOCK   COMPLETION   COMPLETION OF
NAME                                           OFFERED(1)      OF THE NOTES      OFFERED     OF OFFERING     OFFERING
------------------------------------------  ----------------   ------------   ------------   -----------  -------------
Champion International Corporation
     Master Retirement Trust                        400,000          6,265          6,265            0               0
City of Albany Pension Plan                          85,000          1,331          1,331            0               0
City of Knoxville Pension System                    200,000          3,132          3,132            0               0
The Common Fund FAO Absolute Return
Fund                                                400,000          6,265          6,265            0               0
Credit Suisse First Boston Corporation            7,200,000        112,781        112,781            0               0
DeepRock & Co.                                      715,000         11,199         11,199            0               0
Delta Airlines Master Trust                       1,600,000         25,062         25,062            0               0
Deutsche Bank Securities, Inc.                   18,440,000        288,847        288,847            0               0
Diane D. Goodrich                                    50,000            783            783            0               0
Donaldson, Lufkin & Jenrette
Securities Corp.                                  3,450,000         54,041         54,041            0               0
Douglas D. Duke                                      25,000            391            391            0               0
The Dow Chemical Company Employees'
     Retirement Plan                              1,700,000         26,629         26,629            0               0
Duckbill & Co.                                    1,285,000         20,128         20,128            0               0
Ellsworth Convertible Growth and
     Income Fund, Inc.                              250,000          3,916          3,916            0               0
The Fondren Foundation                               55,000            861            861            0               0
Franklin and Marshall College                       330,000          5,169          5,169            0               0

Greek Catholic Union II                              10,000            156            156            0               0
Hare and Company (nominee for the
     Bank of New York as investment
     advisor)                                       235,000          3,681          3,681            0               0
Hare and Company (nominee for the
     Bank of New York as trustee)                 1,100,000         17,230         17,230            0               0
Helix Convertible Opportunities Fund
Ltd.                                              1,230,000         19,226         19,266            0               0
Helix Convertible Opportunities L.P.              2,370,000         37,124         37,124            0               0
Hull Overseas, Ltd.                                 500,000          7,832          7,832            0               0
JAS Securities                                    4,000,000         62,656         62,656            0               0
JP Morgan Securities, Inc.                        5,625,000         88,110         88,110            0               0
James H. Hamersley Rev. Trust UA
6/23/99                                              30,000            469            469            0               0
Julius Baer Securities                              650,000         10,181         10,181            0               0
KBC Financial Products                            3,000,000         46,992         46,992            0               0
Kettering Medical Center Funded
     Depreciation Account                            55,000            861            861            0               0
Knoxville Utilities Board Retirement
     System                                         140,000          2,192          2,192            0               0
Lipper Convertibles, L.P.                        11,000,000        172,306        172,306            0               0
Lord Abbott Bond Debenture Fund                   2,000,000         31,328         31,328            0               0
Mainstay Convertible Fund                         2,000,000         31,328         31,328            0               0
Mainstay Strategic Value Fund                       200,000          3,132          3,132            0               0

                                                           3.

                                            PRINCIPAL AMOUNT   COMMON STOCK                     NOTES
                                                OF NOTES         ISSUABLE                       OWNED      COMMON STOCK
                                              BENEFICIALLY         UPON                         AFTER      OWNED AFTER
                                                OWNED AND       CONVERSION    COMMON STOCK   COMPLETION   COMPLETION OF
NAME                                           OFFERED(1)      OF THE NOTES      OFFERED     OF OFFERING     OFFERING
------------------------------------------  ----------------   ------------   ------------   -----------  -------------
Merrill Lynch, Pierce, Fenner &
     Smith, Incorporated                        17,322,000        271,334        271,334            0               0
Michael FT Maude Discretionary Trust                10,000            156            156            0               0
Morgan Stanley Dean Witter
Convertible Securities Trust                     1,500,000         23,496         23,496            0               0
New York Life Separate Account #7                1,500,000         23,496         23,496            0               0
Norwalk Employees Pension Plan                     800,000         12,531         12,531            0               0
Onex Industrial Partners Limited                 2,500,000         39,160         39,160            0               0
Pebble Capital Inc.                              1,000,000         15,664         15,664            0               0

Pell Rudman Trust Company                        1,720,000         26,942         26,942            0               0
Penn Treaty Network America Insurance
     Company                                       440,000          6,892          6,892            0               0
Port Authority of Allegheny County
     Retirement and Disability
     Allowance Plan for the Employees
     Represented by Local 85 of the
     Amalgamated Transit Union                     835,000         13,079         13,079            0               0
President and Fellows of Harvard
     College                                     4,000,000         62,656         62,656            0               0
Robertson Stephens                               2,500,000         39,160         39,160            0               0
RS Midcap Opportunities Fund                     1,000,000         15,664         15,664            0               0
San Diego County Employees Retirement
Association                                      1,253,750         19,638         19,638            0               0
Silvercreek Limited Partnership                  1,000,000         15,664         15,664            0               0
SPT                                                650,000         10,181         10,181            0               0
State Street Bank Custodian for GE
     Pension Trust                               2,365,000         37,045         37,045            0               0
The Sylvan C. Coleman Foundation                    70,000          1,096          1,096            0               0
Tribeca Investments LLC                         38,495,000        602,991        602,991            0               0
Unifi, Inc. Profit Sharing Plan and
     Trust                                          90,000          1,409          1,409            0               0
United Capital Management, Inc.                    250,000          3,916          3,916            0               0
United Food and Commercial Workers
     Local 1262 and Employers Pension
     Fund                                          225,000          3,524          3,524            0               0
Van Waters & Rogers, Inc. Retirement
     Plan (f.k.a. Univar Corporation)              260,000          4,072          4,072            0               0
White River Securities, LLC                      1,000,000         15,664         15,664            0               0
Zurich HFR Master Hedge Fund Index
Ltd.                                               200,000          3,132          3,132            0               0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes.


                                                           4.